EXHIBIT 99.2

AMENDMENT TO

BYLAWS

OF

DUCOMMUN INCORPORATED

Dated January 5, 2017

ARTICLE III, Section 1(c) of the Bylaws of Ducommun Incorporated is hereby amended to read in its entirety as follows:

Section 1(c). Exact Number of Directors. The exact number of Directors of this Corporation is nine (9) until changed within the limits specified in Section 1(b) of this ARTICLE III by a Bylaw duly adopted amending this Section 1(c).